TV (Flat-Panel Series) Original Equipment Manufacturer Contract

Party A:     SGREENTECH HOLDINGS LTD
Party B:     HEYUAN QINGYA ELECTRONIC TECHNOLOGY CO LTD

Both parties agrees to the following regarding the contract production of TV (flat-panel series):

A	Description, specifications, model, quantity, price, responsibility
1.
Please refer to the OEM price table for the specific descriptions and specifications for each of the model. It includes the outer and inner packing boxes, marks, manuals, warranty cards, certifications of fitness, nameplates, labels and inner and outer packing materials.

2.	Party A to give Party B "production notice" and to be confirmed by Party B, signed and stamped, by return email to Party A.
3.	The unit price of contract manufacturing is HKD $200 per each TV
4.	Party B is only responsible for assembling the materials to finished products as specified by Party A including the after sales service repair and replacement of parts.
5.	Party A is responsible for supplying all materials necessary for product assembly and repair.
6.	An addendum agreement on the contract manufacturing price will be signed between the parties for models that are not specified in the current OEM Table.

B.	Technology and quality of product
1.	Party B must comply with the national and trade standard of technology and quality
2.	Party B is to provide one sample of each model and displayed in the showroom to allow Party A to determine its conformance to the specified quality.

C.	Product brand of party A and product management
1.	Party B cannot manufacture the products of Party A without her authorization.
2.
Party B must safe keep Party A's materials including but not limited to its trademarks, designs, nameplates, manuals, packaging and so on and it must not be in the possession of unauthorized third parties. Should there be a breach, Party B is responsible for all the liabilities and losses.

D.	Requirement on product styles and types
1.
The finished products supplied by Party B to Party A must meet the specifications, model, style and type that are confirmed by Party A. Once a particular technical design and drawing is confirmed by Party A, that particular model is considered Party A's model and design.

2.	Party B is responsible for the necessary clearance on the right of use of any product designs, drawings, styles or models that is being supplied to Party A.
3.	Party A has the exclusive first right of refusal to use all of Party B's designs, models, styles, drawings and concepts.

E.	Lead time and payment terms
1.	Party B to deliver the products within 20 days upon confirming Party A's "production notice".
2.	Payment upon delivery or pay the balance amount by acceptance bill.
3.	Party A to prepay 20% of the total amount upon receiving Party B's confirmation of the "production notice"

F.	Quality dispute
1.	Party B must repair or replace any defective goods unconditionally.
2.	Should the defect rate exceeds 5% of a production batch, Party B is responsible for the repair, replacement and including round-trip transportation costs if any.
3.	Party B must bear full responsibility should an accident occurs in the normal course of usage and the accident is due to the quality of workmanship as determined by expert authorities.

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TV (Flat-Panel Series) Original Equipment Manufacturer Contract

G.	After Sales Service
1.
The finished product is guaranteed for one year, and the main part (panel) is guaranteed for three years, starting from the purchase date. Party B adopt the "3-guarantee" obligations stipulated in the China quality law.

2.	During the guarantee period and should the panel problem occurs, party B should exchange a new panel unconditionally.
3.	Party B is responsible for the after sales service for all the finished products.

H.	Special Clauses
1.	All the OEM products of Party A must be manufactured by Party B exclusively, it is not allowed to be manufactured by or sub-contracted to other parties.
2.	Party A places a deposit of HKD $60,000 to Party B and it will be refunded upon this contract's expiry.
3.	Party B must have the capacity and capability to fulfill all of Party A's production orders.
4.
Party B cannot sell any of Party A's OEM products to any party without Party A's written consent and should Party B breach this clause, Party B will pay 10 (ten) times of the transaction value as penalty to Party A and the termination of this agreement.

5.	Party B should support and cooperate with the customers of Party A when they visit Party B's factories.

I.	Contract Duration
The duration is for 5 years starting from May 2, 2011 to May 1, 2016 and to be extended for another 5 years.

J.	Support
1.	Party B is to assist Party A to apply for 3C certifications and provide the copies of business license, various certifications and licenses. The relevant fees are for the account of Party A.
2.	Party B is to provide the office space and showroom, free of charge, to Party A to be used by their production, quality and customer service staffs assigned to Party B's factories.
3.	Party A is responsible for all transportation and shipment costs.
4.	Party B allows Party A to name them as the "authorized manufacturing hub in China".

K.	Dispute Settlement
1.	Any issues not covered in this contract, can be supplemented by mutual agreements.
2.	If a conflict cannot be resolved and an agreement cannot be reached, the matter will be arbitrated by the Hong Kong Arbitration organization.

Party A	Party B:

SGREENTECH Holdings Limited	HeYuan QingYa Electronic Technology Co Ltd

Signed By:	Signed By:

Charlie In

Executive Director

2 May 2011	2 May 2011

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